As filed with the Securities and Exchange Commission on October 5, 2007

Registration No. 333-146210

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JA Solar Holdings Co., Ltd.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	3674	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Jinglong Group Industrial Park

Jinglong Street

Ningjin, Hebei Province 055550

The People’s Republic of China

Tel: +(86-319) 580-0760

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, NY 10011

Tel: (212) 894-8400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory G. H. Miao Skadden, Arps, Slate, Meagher & Flom 42/F, Edinburgh Tower The Landmark 15 Queen’s Road, Central Hong Kong (852) 3740-4700	Peter X. Huang Skadden, Arps, Slate, Meagher & Flom LLP East Wing Office, Level 4 China World Trade Center No. 1, Jian Guo Men Wai Avenue Beijing 100004 China (8610) 6505-5511	Leiming Chen Simpson Thacher & Bartlett LLP 35/F, ICBC Tower 3 Garden Road Central, Hong Kong (852) 2514-7600

Approximate date of commencement of proposed sale to the public:     As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of this document is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Ordinary Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Ordinary shares, par value US$0.0001 per share(2)(3)	21,838,500	US$14.93	US$326,121,600	US$10,012(4)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of US$44.80, which is the average of the high and low trading prices of the Registrant’s ADSs, representing the Registrant’s ordinary shares, on the Nasdaq Global Market on September 28, 2007.
(2)	Includes (i) ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public and (ii) ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option. These ordinary shares are not being registered for the purpose of sales outside of the United States.
(3)	American depositary shares evidenced by American depositary receipts issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-140009). Each American depositary share represents three ordinary shares.
(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to amend the exhibit index and to file Exhibit 1.1 to this registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of this registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s articles of association provide that the Registrant’s directors and officers shall be indemnified from and against all actions, costs, charges, losses, damages and expenses which they shall or may incur or sustain or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

Item 7. Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities (including options to acquire our common shares). We believe that each of the following issuances was exempt form registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Purchaser	Date of Sale of Issuance	Number of Securities	Consideration (US$)	Underwriting Discount and Commission
Jinglong Group Co., Ltd.	August 31, 2006	44,000,000 ordinary shares	3,712,501	N/A

Express Power Investment Limited	August 31, 2006	12,000,000 ordinary shares	1,012,500	N/A

Marlins Fame Limited	August 31, 2006	8,000,000 ordinary shares	675,000	N/A

Improve Forever Investments Limited	August 31, 2006	4,000,000 ordinary shares	337,500	N/A

Giant Fortune Development Limited	August 31, 2006	3,600,000 ordinary shares	303,750	N/A

Super Shine International Limited	August 31, 2006	3,600,000 ordinary shares	303,750	N/A

Si Fab International, Ltd.	August 31, 2006	2,800,000 ordinary shares	236,250	N/A

Freshearn Investments Limited	August 31, 2006	2,000,000 ordinary shares	168,750	N/A

Mitsubishi Corporation	August 31, 2006	1,864,000 Series A preference shares	4,000,000	N/A

Leeway Asia L.P.	August 31, 2006	4,656,000 Series A preference shares	10,000,000	N/A

Certain directors, officers, employees, and consultants of the Registrant	August 31, 2006	options to purchase a total of 1,728,000 ordinary shares	N/A	N/A

Certain directors, officers, employees, and consultants of the Registrant	April 3, 2007	options to purchase a total of 2,400,000 ordinary shares	N/A	N/A

Certain directors, officers and employees of the Registrant	September 17, 2007	options to purchase a total of 4,410,000 ordinary shares	N/A	N/A

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed herewith or incorporated by reference in this registration statement.

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
3.1††	Third Amended and Restated Memorandum and Articles of Association of the Registrant
4.1†	Form of Registrant’s American Depositary Receipt (included in Exhibit 4.3)
4.2†	Registrant’s Specimen Certificate for Ordinary Shares
4.3†	Form of Deposit Agreement among the Registrant, the depositary and Owners and Holders of American Depositary Shares issued thereunder
4.4†	Share Subscription Agreement among JA Development Co., Ltd., JingAo Solar Co., Ltd., and Leeway Asia L.P. dated as of August 9, 2006, as amended as of August 21, 2006
4.5†	Share Subscription Agreement among JA Development Co., Ltd., JingAo Solar Co., Ltd., and Mitsubishi Corporation dated as of August 18, 2006
4.6†	Shareholders Agreement among JA Development Co., Ltd. and other parties therein dated as of August 21, 2006, as amended as of August 14, 2006
4.7†	Sale and Purchase Agreement in relation to the entire issued share capital of JA Development Co., Ltd. among the Registrant and other parties therein dated as of August 30, 2006
4.8†	Agreement for the Transfer and Assumption of Obligations under the Share Subscription Agreements and the Shareholders Agreement dated as of August 30, 2006 among the Registrant and other parties therein
5.1††	Form of Opinion of Conyers, Dill & Pearman regarding the validity of the ordinary shares being registered
10.1†	2006 Stock Incentive Plan adopted as of August 21, 2006
10.2†	Form of Employment and Confidentiality Agreement between the Registrant and each Executive Officer of the Registrant
10.3†	Lease Agreement between JingAo Solar Co., Ltd. and Jinglong Group dated as of July 1, 2006
10.4†	Long-Term Supply Agreement between JingAo Solar Co., Ltd. and Jinglong Group dated as of July 1, 2006 and Supplemental Agreement to the Long-Term Supply Agreement dated October 18, 2006
10.5††	Supply Agreement between JingAo Solar Co., Ltd. and ReneSola Ltd. dated as of September 5, 2006 and Additional Agreements dated as of September 5, 2006 and August 10, 2007
10.6††	Long-Term Wafer Supplying and Prepayment Agreement between JingAo Solar Co., Ltd. and M.SETEK Co., Ltd. dated as of December 9, 2006 and Amendment to the Long-Term Wafer Supplying and Prepayment Agreement dated January 15, 2007 and June 5, 2007
10.7†	Equity Interest Transfer Agreement among Jinglong Group, Australia Solar Energy Development Pty. Ltd. and Australia PV Science & Engineering Co. dated as of July 10, 2006
10.8†	Technology Transfer Agreement between JingAo Solar Co., Ltd. and Australia PV Science & Engineering Co. dated as of October 24, 2005
10.9†	Valuation Agreement among Jinglong Group, Australia PV Science & Engineering Co. and Australia Solar Energy Development Pty Ltd. dated as of May 6, 2005
10.10††	Wafer Supply Agreement between JingAo Solar Co., Ltd. and Jiangsu Shunda Semiconductor Develop Co., Ltd. Dated as of August 1, 2007
10.11††	Lease Agreement between JingAo Solar Co., Ltd. and Jinglong Group dated as of June 1, 2007
10.12††	Office Building Purchase Agreement between Shanghai JA Solar PV Technology Co., Ltd. and Shanghai Shibei Industrial New Zone Investment Co., Ltd. dated July, 2007.

Exhibit Number	Description of Document
10.13††	Employment and Confidentiality Agreement between the Registrant and Kang Sun
10.14††	Employment and Confidentiality Agreement between the Registrant and Qingtang Jiang
10.15††	Employment and Confidentiality Agreement between the Registrant and Jane Wu
10.16††	Employment and Confidentiality Agreement between the Registrant and Raymond P. Wilson
21.1††	Subsidiaries of the Registrant
23.1††	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, Independent Registered Public Accounting Firm
23.2††	Consent of Conyers, Dill & Pearman (included on Exhibit 5.1)
23.3††	Consent of Tian Yuan Law Firm
24.1††	Powers of Attorney (included on signature page)

*	Filed herewith.

†	Filed previously with the Registrant’s registration statement on Form F-1 (Registration No. 333-14002).

††	Filed previously with this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the U.S. Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ningjin, Hebei Province, the People’s Republic of China, on the day of October 5, 2007.

JA SOLAR HOLDINGS CO., LTD.

By:	/s/ Huaijin Yang
Name:Huaijin Yang Title:Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

* Baofang Jin	Chairman of the Board of Directors	October 5, 2007

/s/ Huaijin Yang Huaijin Yang	Chief Executive Officer and Director (principal executive officer)	October 5, 2007

* Hexu Zhao	Chief Financial Officer (principal financial and accounting officer)	October 5, 2007

* Kang Sun	President, Chief Operating Officer and Director	October 5, 2007

* Ximing Dai	Chief Technology Officer and Director	October 5, 2007

* Bingyan Ren	Director	October 5, 2007

* Erying Jia	Director	October 5, 2007

* Nai-Yu Pai	Independent Director	October 5, 2007

Signatures	Title	Date

* Elmer M. Hsu	Independent Director	October 5, 2007

* Honghua Xu	Independent Director	October 5, 2007

*By:	/s/ Huaijin Yang
Huaijin Yang Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of JA Solar Holdings Co., Ltd., has signed this registration statement or amendment thereto in Newark, Delaware on October 5, 2007.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:Donald J. Puglisi Title:Managing Director

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
3.1††	Third Amended and Restated Memorandum and Articles of Association of the Registrant
4.1†	Form of Registrant’s American Depositary Receipt (included in Exhibit 4.3)
4.2†	Registrant’s Specimen Certificate for Ordinary Shares
4.3†	Form of Deposit Agreement among the Registrant, the depositary and Owners and Holders of American Depositary Shares issued thereunder
4.4†	Share Subscription Agreement among JA Development Co., Ltd., JingAo Solar Co., Ltd., and Leeway Asia L.P. dated as of August 9, 2006, as amended as of August 21, 2006
4.5†	Share Subscription Agreement among JA Development Co., Ltd., JingAo Solar Co., Ltd., and Mitsubishi Corporation dated as of August 18, 2006
4.6†	Shareholders Agreement among JA Development Co., Ltd. and other parties therein dated as of August 21, 2006, as amended as of August 14, 2006
4.7†	Sale and Purchase Agreement in relation to the entire issued share capital of JA Development Co., Ltd. among the Registrant and other parties therein dated as of August 30, 2006
4.8†	Agreement for the Transfer and Assumption of Obligations under the Share Subscription Agreements and the Shareholders Agreement dated as of August 30, 2006 among the Registrant and other parties therein
5.1††	Form of Opinion of Conyers, Dill & Pearman regarding the validity of the ordinary shares being registered
10.1†	2006 Stock Incentive Plan adopted as of August 21, 2006
10.2†	Form of Employment and Confidentiality Agreement between the Registrant and each Executive Officer of the Registrant
10.3†	Lease Agreement between JingAo Solar Co., Ltd. and Jinglong Group dated as of July 1, 2006
10.4†	Long-Term Supply Agreement between JingAo Solar Co., Ltd. and Jinglong Group dated as of July 1, 2006 and Supplemental Agreement to the Long-Term Supply Agreement dated October 18, 2006
10.5††	Supply Agreement between JingAo Solar Co., Ltd. and ReneSola Ltd. dated as of September 5, 2006 and Additional Agreements dated as of September 5, 2006 and August 10, 2007
10.6††	Long-Term Wafer Supplying and Prepayment Agreement between JingAo Solar Co., Ltd. and M.SETEK Co., Ltd. dated as of December 9, 2006 and Amendment to the Long-Term Wafer Supplying and Prepayment Agreement dated January 15, 2007 and June 5, 2007
10.7†	Equity Interest Transfer Agreement among Jinglong Group, Australia Solar Energy Development Pty. Ltd. and Australia PV Science & Engineering Co. dated as of July 10, 2006
10.8†	Technology Transfer Agreement between JingAo Solar Co., Ltd. and Australia PV Science & Engineering Co. dated as of October 24, 2005
10.9†	Valuation Agreement among Jinglong Group, Australia PV Science & Engineering Co. and Australia Solar Energy Development Pty Ltd. dated as of May 6, 2005
10.10††	Wafer Supply Agreement between JingAo Solar Co., Ltd. and Jiangsu Shunda Semiconductor Develop Co., Ltd. Dated as of August 1, 2007
10.11††	Lease Agreement between JingAo Solar Co., Ltd. and Jinglong Group dated as of June 1, 2007
10.12††	Office Building Purchase Agreement between Shanghai JA Solar PV Technology Co., Ltd. and Shanghai Shibei Industrial New Zone Investment Co., Ltd. dated July, 2007.
10.13††	Employment and Confidentiality Agreement between the Registrant and Kang Sun
10.14††	Employment and Confidentiality Agreement between the Registrant and Qingtang Jiang
10.15††	Employment and Confidentiality Agreement between the Registrant and Jane Wu
10.16††	Employment and Confidentiality Agreement between the Registrant and Raymond P. Wilson

Exhibit Number	Description of Document
21.1††	Subsidiaries of the Registrant
23.1††	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, Independent Registered Public Accounting Firm
23.2††	Consent of Conyers, Dill & Pearman (included on Exhibit 5.1)
23.3††	Consent of Tian Yuan Law Firm
24.1††	Powers of Attorney (included on signature page)

*	Filed herewith.

†	Filed previously with the Registrant’s registration statement on Form F-1 (Registration No. 333-14002).

††	Filed previously with this registration statement.